Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Thursday, May 18, 2017		(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND

FOR THE SECOND QUARTER OF 2017

MILL VALLEY, CA – Thursday, May 18, 2017 – Redwood Trust, Inc. (NYSE: RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.28 per share.  The second quarter 2017 dividend is payable on June 30, 2017 to stockholders of record on June 16, 2017.

“The payment of regular dividends remains a priority for Redwood. Our second quarter dividend will mark our 72nd consecutive quarterly dividend,” said Marty Hughes, Redwood’s Chief Executive Officer.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.